FOR IMMEDIATE RELEASE

Ciena Announces Intent to Acquire Centina

Industry-leading service assurance and network performance management capabilities strengthen Blue Planet’s Intelligent Automation Solutions

HANOVER, Md. - October 3, 2019 - Ciena® Corporation (NYSE: CIEN) has entered into a definitive agreement to acquire privately-held Centina, a leading provider of service assurance analytics and network performance management solutions. Centina’s industry-leading technology and engineering expertise will be integrated into Blue Planet, a division of Ciena.

The acquisition of Centina is intended to accelerate Blue Planet’s software strategy of providing closed-loop, intelligent automation solutions that help communications service providers improve operational agility while delivering a highly differentiated customer experience. Specifically, the Centina solution will expand Blue Planet’s assurance capabilities by collecting and collating fault, event, and performance data from multiple vendors and network layers, including virtual domains such as NFV as well as more traditional optical, Ethernet and IP/MPLS networks and services. Integrating Centina’s robust service assurance capabilities with Blue Planet Multi-Domain Service Orchestration (MDSO) and Blue Planet Inventory (BPI) will allow continuous optimization of service performance, quality and availability on a proactive basis by resolving problems automatically before they impact the service and user experience.

“The acquisition of Centina advances Blue Planet’s position as an emerging leader in operational support systems (OSS), focused on closed-loop automation. By continuously monitoring the performance of services, Centina’s multi-layer, multi-domain service assurance solution will help our customers resolve issues more quickly and optimize network performance,” said Rick Hamilton, senior vice president of Blue Planet. “This is a key step to achieving more adaptive networks that are critical in today’s digital society where the customer experience is the ultimate differentiator.”

The transaction is expected to close by the end of calendar 2019 and is subject to customary closing conditions.
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About Ciena
Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our clients create the Adaptive Network in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

About Blue Planet
Blue Planet, a division of Ciena (NYSE: CIEN), provides market-leading intelligent automation software and specialized professional services to help clients modernize their IT and network operations. Driven by policy and AI-based insights, Blue

Planet delivers the closed-loop automation tools needed to align IT and networking processes-critical to facilitating digital transformation. For updates on Blue Planet, visit www.blueplanet.com.

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